CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 14, 2013 (Except for Note 13 to which the date is February 19, 2013) with respect to the financial statements of Alcobra Ltd. included in Amendment No. 1 to the Registration Statement on Form F-1 and related Prospectus of Alcobra Ltd., dated February 19, 2013.

Tel Aviv, Israel	/s/ KOST, FORER, GABBAY & KASIERER
February 19, 2013	A member of Ernst & Young Global